Exhibit 10.8

SIXTH AMENDMENT

TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of May 1, 2026 (the “Amendment Effective Date”), is entered into by and among Banco Santander S.A. (“Santander”), Kyndryl, Inc., a Delaware corporation (“Kyndryl”), and Kyndryl Holdings Inc., a Delaware corporation (“Parent”). This Amendment amends that certain Amended and Restated Receivables Purchase Agreement, dated as of October 28, 2021, as amended by the First Amendment to Amended and Restated Receivables Purchase Agreement dated January 26, 2022, the Second Amendment to Amended and Restated Receivables Purchase dated September 21, 2022, the Third Amendment to Amended and Restated Receivables Purchase Agreement dated December 21, 2022, the Fourth Amendment to Amended and Restated Receivables Purchase Agreement dated July 26, 2024, and the Fifth Amendment to Amended and Restated Receivables Purchase Agreement dated February 4, 2026, (collectively, the “Agreement”), among, inter alia, Kyndryl, Santander, and solely for purposes of Section 13.19 thereof, Parent.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.	Defined Terms. All initially capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement, as amended hereby.
B.	Amendments to the Agreement. The Agreement is hereby amended as follows:
1.	The defined terms set forth in Appendix A (Certain Defined Terms) of the Agreement are hereby amended and replaced in its entirety as follows:

“Seller Perfect Payment Date” means either the tenth (10th) or the twenty-fifth (25th) calendar day of each calendar month (as determined by the Payment Due Date occurring during the applicable Seller Perfect Payment Period); provided, that if such day is not a Business Day, the applicable Seller Perfect Payment Date shall be the immediately succeeding Business Day.

For example:

(i)

if the Payment Due Date occurs on the fifteenth (15th) calendar day, then the Seller Perfect Payment Date shall be the twenty-fifth (25th) calendar day of the same month, provided that such day is a Business Day; and

(ii)

if the Payment Due Date occurs on the twenty-ninth (29th) calendar day, then the Seller Perfect Payment Date shall be the tenth (10th) calendar day of the following month, provided that such day is a Business Day.

For the avoidance of doubt, each use of the term Seller Perfect Payment Date in this Agreement means the applicable Seller Perfect Payment Date.

“Seller Perfect Payment Period” means, two separate periods corresponding to the applicable Seller Perfect Payment Date as follows: (i) for the Seller Perfect Payment Date occurring on the tenth (10th) calendar day of each month, the period from, and including, the twenty-sixth (26th) calendar day of the previous calendar month to, and including, the tenth (10th) calendar day of the current calendar month; and (ii) for the Seller Perfect Payment Date occurring on the twenty-fifth (25th) calendar day of each month, the period from, and including, the eleventh (11th) calendar day of the current calendar month to, and including, the twenty-fifth (25th) calendar day of the current calendar month.

For the avoidance of doubt, each use of the term Seller Perfect Payment Period in this Agreement means the applicable Seller Perfect Payment Period.

2.	The first sentence of subsection (a)(i) of Clause 2.4 (Settlement; Certain Collection Matters; Obligor Notices) of the Agreement shall be deleted and replaced as follows:

On each Seller Perfect Payment Date, so long as no Purchaser Credit Event shall have occurred and be continuing, Seller shall remit to Purchaser an amount equal to the sum of all amounts contractually payable on all Purchased Receivables (other than Purchased Receivables for which the applicable Obligor is subject to an Insolvency Event or, at the discretion of Seller, any other Material Obligor Default that has occurred and is continuing) with an Expected Payment Date occurring during the applicable Seller Perfect Payment Period but excluding any such amounts remitted to the Purchaser prior to such applicable Seller Perfect Payment Date.

3.	The first paragraph of Section 13.16 of the Agreement (Amendments) is hereby deleted in its entirety and replaced with the following:

13.16 Amendments. Neither this Agreement nor any provision hereof may be amended, waived or discharged unless in a writing agreed by the Purchaser and Kyndryl; provided that (a) the frequency and timing of the Seller Perfect Payment Date (including all administrative matters relating thereto), the Seller Schedule, Seller Accounts, Obligor Schedule, Performance Triggers and the definition of Facility Limit and Incremental Facility Limit may be amended or otherwise modified from time to time by mutual consent delivered by each of Kyndryl and Purchaser through an exchange of emails among any one of the persons for each such party listed on Schedule 1; (b) each of Schedule 1 (Addresses for Notices) and the Purchaser Accounts may be amended or otherwise modified from time to time by delivery of an email by either party (with respect to itself only and, in the case of Purchaser, its accounts) to the other party via email to any of the persons listed for such other party on Schedule 1; and (c) any amendment to the Purchase Termination Date (including any extension, renewal or modification thereof) and any agreement to early terminate, or re-activate the commitment of the Purchaser to purchase Receivables at any time upon the Purchase Termination Date may also be amended or otherwise modified from time to time by mutual consent delivered by each of Kyndryl and Purchaser through an exchange of emails. Any amendment will be effective (to the extent permitted by Applicable Law) with respect to all of the parties’ respective Affiliates that have entered into Participation Agreements without the additional requirement of any express written acknowledgement and/or acceptance by such Affiliates of the terms of such amendment, and shall take precedence over any conflicting terms in any Participation Agreement.

4.	Schedule 1 (Addresses for Notices),

In subsection (b) replace the table that lists those additional Persons who are designated by Purchaser for purposes of Section 2.2(a) and Section 13.16 and for determining the Obligor Limit of any Obligor as follows:

C.	Representations and Warranties. Each of Parent and Kyndryl hereby represents and warrants as of the Amendment Effective Date as follows:
1.

Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in the Agreement and each other Transaction Document (including, without limitation, each Participation Agreement executed on or prior to the date hereof) are true and correct on and as of the date hereof, as though made on the date hereof (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

2.

To the extent that notice to or the consent, acceptance, acknowledgement or approval of any Seller (other than Kyndryl) is required pursuant to the applicable Participation Agreement to which it is party to effectuate any amendment to or modification of the Agreement, as incorporated by reference into such Participation Agreement, such Seller has received such notice or provided such consent, acceptance, acknowledgement or approval (collectively, the “Required Consents”) and Kyndryl is executing this Agreement on behalf of itself and each such other Seller. Kyndryl will provide a copy of this Agreement to each other Seller (whether or not consent hereto is required by any such other Seller).

3.

Both immediately before and immediately after giving effect to this Amendment, the representations and warranties set forth in subsections (b) though (i) of Section 6.1 of the Agreement are true and correct with respect to Parent in connection with its obligations under Section 13.19 of the Agreement, as if each reference in such representations and warranties to “Seller” were a reference to “Parent” for purposes hereof.

4.

Each of Parent, Kyndryl and each other Seller has the organizational power and authority to execute (if applicable) and be bound by the terms and provisions of this Amendment (and any applicable Required Consent to which any other Seller is a signatory) and each of them has taken all necessary organizational action to authorize and approve the execution and delivery (to the extent applicable) and performance of this Amendment and the Agreement, as amended hereby (and, in the case of each Seller other than Kyndryl, as the Agreement, as amended hereby, is incorporated into the Participation Agreement to which it is a party), and the foregoing constitutes the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity.

5.

No Triggering Event, Purchaser Termination Event, or event that with the giving of notice, or lapse of time or both would give rise to a Triggering Event or Purchaser Termination Event has occurred, in each such case, both immediately before and immediately after giving effect to this Amendment.

6.No Insolvency Event has occurred with respect to Parent, Kyndryl or any other Seller.

D.Additional Terms. The parties hereto further agree to the following terms:

1.

This Amendment shall be effective solely for the specific purpose for which it is given and shall not create a course of dealing between the parties in any respect. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Purchaser under the Agreement, any Participation Agreement, or any other Transaction Document. Except for the amendments to the Agreement expressly set forth herein (and as the Agreement, as amended hereby, is incorporated by reference into each Participation Agreement), the Agreement, each Participation Agreement and each other Transaction Document shall remain unchanged and in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

2.

Upon and after the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement, and each reference in any Participation Agreement or any other Transaction Document to “the Receivables Purchase Agreement”, “the Amended and Restated Receivables Purchase Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as modified and amended hereby.

3.

This Amendment, and the terms and provisions hereof, the Agreement (as amended hereby) and the other Transaction Documents (after giving effect to this Amendment) constitute the entire understanding and agreement between the parties hereto or thereto with respect to the subject matter hereof and thereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written. The terms and provisions of this Amendment shall prevail over any conflicting terms of any other Transaction Document.

4.

Each of Parent and Kyndryl, on behalf of itself and each other Seller, hereby (i) reaffirms its obligations under each Transaction Document to which it is a party after giving effect to the terms and provisions of this Amendment and (ii) ratifies and reaffirms the validity, enforceability, perfection and first priority ownership interest of the Purchaser in, to and under each Purchased Receivable transferred pursuant to the Agreement or any Participation Agreement, as applicable.

5.

If any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.	SECTIONS 13.9, 13.10 AND 13.11 OF THE AGREEMENT (GOVERNING LAW, SUBMISSION TO JURISDICTION AND WAIVER OF JURY TRIAL) ARE HEREBY INCORPORATED HEREIN MUTATIS MUTANDIS AS IF SET FORTH IN FULL HEREIN.
7.

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall be equally effective as delivery of an original executed counterpart of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BANCO SANTANDER, S.A., as Purchaser

By:	/s/ Javier Moreno
Name: Javier Moreno
Title: Executive Director

By:	/s/ Belen Humanes
Name: Belen Humanes
Title: Associate

KYNDRYL, INC., as Seller

By:	/s/ Evan Barth
Name: Evan Barth
Title: Vice President, Associate General Counsel and Assistant Secretary

KYNDRYL HOLDINGS, INC., solely for purposes of Section 13.19 of the Receivables Purchase Agreement, as Parent

By:	/s/ Evan Barth
Name: Evan Barth
Title: Vice President, Associate General Counsel and Assistant Secretary